MEDIX RESOURCES, INC.
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Healthcare Staffing o Information Management

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                        MEDIX RESOURCES, INC. CLOSES SALE
                               OF NEW YORK OFFICES


FOR IMMEDIATE RELEASE:                        MEDIX RESOURCES, INC. (OTCBB:MDIX)

Denver, Colo. September 22, 1998 - Medix Resources today announced the completion of the sale of the company's New York contracts and certain other assets of its STAT Health Care and Ellis Home Care operations. These were purchased by Premiere Health Care, a privately held company based in White Plains, New York.

Specific terms of today's transaction were not disclosed, though the company placed the total value of the transaction at approximately $1.6 million, subject to certain post-closing adjustments up or down.

"Although this sale will end our presence in the New York metropolitan area, we are confident at this time that the disposition of these assets is in the best interest of the company, commented John P. Yeros, chairman. "Proceeds of the sale will reduce our indebtedness and provide additional working capital needed to support the company's existing operations".

Medix Resources, Inc. through its wholly owned subsidiary Cymedix Lynx Corporation, offers several fully secure patent pending internet communications products, using an internet commerce business model. The company's core business also provides skilled nursing, therapy, rehabilitation and other medical personnel for flexible staffing in home care, and in a broad spectrum of healthcare and educational facilities.

"Safe Harbor" Statement under the Private Securities Litigation Reform act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections and/or future performance of the company, the occurrence of which involve certain risks and uncertainties detailed in the company's form 10K-SB for 1997 and Form 10-QSB for its Second quarter of 1998 that were filed with the Securities and Exchange Commission on March 30, 1998 and August 17, 1998. Such information is available from the SEC or from the company.

Contact:     John P. Yeros
Medix Resources, Inc.
(303) 741-2074

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         7100 East Belleview Avenue, Suite 301, Englewood, Colorado 80111
                 (303) 741-2045 (800) 326-8773 FAX (303) 850-9519